Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166258) of Chatham Lodging Trust of our report dated September 20, 2010 relating to the combined financial statements of Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC, which appears in the Current Report on Form 8-K/A of Chatham Lodging Trust dated September 20, 2010.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
September 20, 2010